UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

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FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): July 16, 2014
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BAOSHINN CORPORATION
(Name of small business in its charter)

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Nevada	333-13491	20-3486523
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)
Unit 1010 Miramar Tower 132 Nathan Road, Tsimshatsui Kowloon, Hong Kong
(Address of principal executive offices)

Registrant's telephone number:  (852) 5984-7571

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Check the appropriate box below if the Form 8-K is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

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Written communications pursuant to Rule 425 under the Securities Act

[   ]

Soliciting material pursuant to Rule 14a-12 under the Exchange Act

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Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act

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Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act

Item 5.02

Departure of Directors or Certain Officers; Election of Directors; Appointment of Principal Officers; Compensation Arrangements of Certain Officers

Pursuant to the Bylaws of the Company and effective July 16, 2014, the Board of Directors of Baoshinn Corporation elected Mr. Brent Inzer (“Mr. Inzer”) as a new Director of the Company. He will replace Mr. Akimasa Fujita, who will resign his post to concentrate his efforts on other business endeavors. Mr. Fujita is not resigning because of any disagreement with the Company on any matter related to the Company’s operations, policies or procedures.

Since 2008, Mr. Inzer was the Founder/CEO of Synergistic Resources, LLC where he provided consulting services to the medical marijuana industry and opened a division called Marijuana Medicine Evaluation Centers (M.M.E.C.) which expanded rapidly into 14 standalone clinics.   Synergistic Resources, LLC was acquired by General Cannabis, Inc., a publicly traded company, in 2010. Mr. Inzer stayed on with General Cannabis as Director of Business Development until 2012. After his tenure with General Cannabis, Mr. Inzer has completed development and marketing strategies for the nutraceutical cannabis industry, with Medco Systems of Los Angeles, California.

Item 9.01

Financial Statements and Exhibits

17

Correspondence on Departure of a Director

SIGNATURES

In accordance with Section 13 or 15(d) of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned, thereunto duly authorized.

BAOSHINN CORPORATION

Dated: July 16, 2014

By: /s/ Sean L. Webster

Name: Sean L. Webster

Title: President